ARTICLES SUPPLEMENTARY
                                       OF
                 PRINCIPAL PARTNERS AGGRESSIVE GROWTH FUND, INC.


      Principal Investors Fund, Inc., a Maryland Corporation having its principal office in this state in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: On the 11th day of December, 2000, a resolution was unanimously approved by the Board of Directors, in accordance with Section 2-105(c) of Maryland General Corporation Law, authorizing amendment to the Articles of Incorporation of this Corporation. The purpose of said Amendment is to change
Article II of the Articles of Incorporation amending the name of the Principal Partners Aggressive Growth Fund, Inc. so that as amended, said Article shall be and read as follows:

     "The name of the corporation is Principal Partners Equity Growth Fund, Inc. hereinafter called the 'Corporation'."

     SECOND: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     THIRD: No stock entitled to be voted on the proposed Amendments was outstanding or subscribed for at the time the Board of Directors adopted the resolutions.

     FOURTH: The Board of Directors believes the resolutions are in the best interests of the Corporation.

     FIFTH: The Articles Supplementary shall become effective on the 1st day of March, 2001.

      IN WITNESS WHEREOF, the undersigned officers of Principal Partners Aggressive Growth Fund, Inc., have executed the foregoing Articles Supplementary and hereby acknowledge the same to be their voluntary act and deed.

Dated the 26th day of February, 2001.


                                ____________________________
                                Arthur S. Filean


                                ____________________________
                                Ralph C. Eucher


       IN WITNESS WHEREOF, Principal Partners Aggressive Growth Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President as attested by its Secretary on February 26, 2001.


                         Principal Partners Aggressive Growth Fund, Inc.


                         By
                             --------------------------------------------------
                              Ralph C. Eucher, President

Attest


__________________________________
Arthur S. Filean, Secretary






The UNDERSIGNED, President of Principal Partners Aggressive Growth Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                    __________________________________________________________
                    Ralph C. Eucher
                    President, Principal Partners Aggressive Growth Fund, Inc.